UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001-38770	98-1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Dallas St., Suite 1250

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ⌧ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2024, Epsilon Energy USA, Inc. (“Epsilon”) executed a new Anchor Shipper Gas Gathering Agreement for Northern Pennsylvania (the “ASGGA”) with operator Appalachia Midstream Services, LLC for a primary term of ten years and an effective date of January 1, 2024. Epsilon simultaneously terminated the prior agreement. The new ASGGA establishes fixed gathering, compression and cross-flow rates for all shippers on each system into which Epsilon produces natural gas. These rates will be adjusted annually by the Consumer Price Index for All Urban Consumers (“CPI-U”) commencing January 2025. Notably, the gathering rates in Auburn GGS, Rome GGS & Overfield GGS will no longer be subject to a cost-of-service redetermination annually; however, acreage dedications, service priority levels, required shipper approvals and shipper voting procedures are all substantially similar to the prior agreement. The new fixed rate for gathering services in Auburn GGS for 2024 is $0.475 per MMBtu.

A copy of the ASGGA is filed herewith as Exhibit 10.1 and the terms are incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit NumberDescription

10.1	Anchor Shipper Gas Gathering Agreement with Appalachia Midstream Services, LLC dated May 17, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: May 21, 2024	By:	/s/ J. Andrew Williamson
J. Andrew Williamson
Chief Financial Officer

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